                                                                      EXHIBIT 21


                                           Subsidiaries of Registrant
                                           --------------------------
Name                                        Percentage Ownership (%)            State of Organization
----                                        ------------------------            ---------------------
Ladenburg Thalmann & Co. Inc.                        100                                Delaware

Ladenburg Capital Fund Management Inc.               100                                New York

Ladenburg Capital Management Inc.*                   100                                New York

Ladenburg Thalmann Asset Management Inc.*            100                                New York

Financial Partners Capital Management Inc.*          100                                New York


-----------
* Wholly owned by Ladenburg Thalmann & Co. Inc.


         Not included above are other subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as such term is defined by Rule 1-02(w) of Regulation S-X.